UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2022

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 River Place Boulevard

Building 7, Suite 250

Austin, TX 78730

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 20, 2022, Sonim Technologies, Inc., a Delaware corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Peter Hao Liu in connection with his role as Chief Executive Officer (“CEO”) of the Company. The Employment Agreement terminates Mr. Liu’s prior employment arrangement with the Company.

Under the Employment Agreement, Mr. Liu will receive an annual base salary of $450,000 (the “Base Salary”). The Base Salary is conditioned to be retroactively effective as of April 14, 2022, and Mr. Liu is entitled to receive, following the execution of the Employment Agreement, a lump sum payment of the difference between the Base Salary and the base salary pursuant to Mr. Liu’s previous employment arrangements.

Additionally, under the Employment Agreement, Mr. Liu will be eligible to participate in the Company’s 2019 Equity Incentive Plan (the “EIP”) in connection with Mr. Liu’s equity awards. Under the EIP, Mr. Liu will be entitled to receive stock option grants, to purchase in the aggregate a total of 4,014,419 shares of the Company’s common stock (the “Options”), provided that the following conditions are satisfied: (i) Mr. Liu remains continuously employed by the Company; (ii) the Company’s board of directors approves the issuance of Options; and (iii) the EIP shall have been amended (pursuant to all applicable laws and regulations including the approval of the stockholders of the Company of such amendment) to increase the number of shares available under the EIP to permit the issuance of the Options. Each Option will vest over four (4) years, with one-fourth (1/4th) of the shares underlying such Option vesting on the one-year anniversary of the date of Mr. Liu’s appointment as CEO, and one-twelfth (1/12th) of the shares underlying such Option vesting in quarterly installments thereafter. The Options will have a maximum term of ten (10) years from each grant date and will terminate earlier upon termination of employment prior to the ten-year period. The Options will be issued pursuant to the terms and conditions of the EIP, at an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of each grant.

Mr. Liu will also be eligible to participate in the compensation and benefits programs generally available to the Company’s employees. His employment has no specified term and will be on an at-will basis. The employment agreement, inter alia, contains customary confidentiality, non-disparagement, and cooperation provisions. The above description of the Employment Agreement is not purported to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated as of August 18, 2022 by and between Sonim Technologies, Inc. and Peter Hao Liu.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: August 23, 2022	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer